SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

   Current Report Pursuant to Section 13 or 15(d) of the Securities and
                           Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): JUNE 28, 2000


                          AEI ENVIRONMENTAL, INC.
          (Exact Name of Registrant as Specified in its Charter)


                                 COLORADO
              (State or Other Jurisdiction of Incorporation)


         000-24987                                     05-0499525
   (Commission File No.)                  (I.R.S. Employer Identification No.)


                 105 EAST FIRST STREET, HINSDALE, ILLINOIS
                 (Address of Principal Executive Offices)


                                  60521
                                (Zip Code)

                              (630) 325-7029
           (Registrant's Telephone Number, Including Area Code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 22, 2000, AEI Environmental, Inc. (the "Registrant") acquired certain assets and assumed certain of the liabilities of CattleSale.com, Inc. pursuant to a "Limited Liability Company Purchase Agreement" (the "Agreement") dated August 15, 2000. CattleSale.com, Inc., whose principal office is located in Boise, Idaho, is an internet-based livestock marketing service, providing e-business solutions for the livestock industry.

The net assets acquired were purchased for $3,250,000 in cash and included all of CattleSale.com, Inc.'s computer equipment and software, internet domain names and IP addresses, trademarks, trade names and other intangibles. The Registrant anticipates that it will continue to use such assets to further develop its business plan. The transaction was financed by the Registrant through issuance of debentures totaling $3,150,000 that are due at various times through March 22, 2001.

Concurrent with the above transaction, shareholders of CattleSale.com and other investors have signed subscription agreements to purchase shares of Common Stock of the Registrant. As of the date of filing of this Current Report on Form 8-K, subscription agreements totaling approximately $________________ have been received. The proceeds from the sale of stock will be used for general working capital purposes.
 .
The description contained herein of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2 and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

a) Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 9, 2000.

b) Pro Forma Financial Information.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 9, 2000.

c) Exhibits.

     Exhibit
     Number       Description
     -------      -----------

        2 Limited Liability Company Purchase Agreement Between AEI Environmental, Inc. and CattleSale.com, Inc., dated August 15, 2000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            AEI ENVIRONMENTAL, INC.

                            By: /s/ Tom F. Perles

Date: OCTOBER 9, 2000       TOM F. PERLES
                            Chief Financial Officer